                                                                   Exhibit 10.30

                              THREE OVERLOOK POINT

                          LINCOLNSHIRE CORPORATE CENTER

                              AMENDED AND RESTATED

                                  OFFICE LEASE

                                     BETWEEN

                    AMERICAN NATIONAL BANK AND TRUST COMPANY
            OF CHICAGO, ILLINOIS, not personally but as Trustee under
               Trust Agreement dated November 6, 1989 and known as
                               Trust No. 109810-09

                                    LANDLORD

                                       and

                                HEWITT ASSOCIATES

                                     TENANT

                             DATED: December 1, 1989

                                TABLE OF CONTENTS
SUPPLEMENTAL PROVISIONS .............................................   5
S.1   Identification ................................................   5
S.2   Recording .....................................................   5
S.3   Base Rent .....................................................   5
S.4   Lease Term Adjustment .........................................   5
1.    Base Rent .....................................................   6
2.    Additional Rent ...............................................   6
3.    Use of Premises ...............................................  13
4.    Delivery of Possession ........................................  15
5.    Alterations ...................................................  15
6.    Services ......................................................  16
7.    Condition and Care of Premises ................................  20
8.    Return of Premises ............................................  21
9.    Holding Over ..................................................  22
10.   Rules and Regulations .........................................  22
11.   Rights Reserved to Landlord ...................................  23
12.   Assignment and Subletting .....................................  25
13.   Waiver of Certain Claims; Indemnity by Tenant .................  27
14.   Damage or Destruction by Casualty .............................  28
15.   Eminent Domain ................................................  30
16.   Default; Landlord's Rights and Remedies .......................  31
17.   Subordination .................................................  34
18.   Mortgagee Protection ..........................................  36
19.   Subrogation and Insurance .....................................  36
20.   Nonwaiver .....................................................  37
21.   Estoppel Certificate ..........................................  38
22.   Tenant Authority to Execute Lease .............................  38
23.   Real Estate Brokers ...........................................  38
24.   Notices .......................................................  38
25.   Miscellaneous .................................................  39
26.   Landlord's Authority and Quiet Enjoyment ......................  40
27.   Landlord ......................................................  40
28.   Title and Covenant Against Liens ..............................  40
29.   Parking .......................................................  41
30.   Exculpatory Provisions ........................................  41
31.   Joint Venture Agreement .......................................  42

          AMENDED AND RESTATED LEASE with Hewitt Associates ("Tenant")

                      on Premises at Three Overlook Point,
                          Lincolnshire Corporate Center
                             Lincolnshire, Illinois

     This Amended and Restated Lease ("Lease"), made as of the Date of Lease set forth in the following Schedule (the "Schedule"), by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, ILLINOIS, not personally but as Trustee under Trust Agreement dated November 6, 1989 and known as Trust Agreement 109810-09 ("Landlord"), and the Tenant identified immediately above amends, restates and replaces the lease dated December 1, 1989 by and between landlord and Tenant.

                          SCHEDULE OF SIGNIFICANT TERMS

     For purposes of this Lease, the terms set forth below shall have the meanings or be assigned the amounts as follows:

Date of Lease:                        December 1, 1989

Base Rent (annual amount)             As set forth in Section S.3 of the
and Monthly Base Rent:                Supplemental Provisions

Commencement Date:                    Within sixty (60) days after substantial
                                      completion of Shell and Core or upon
                                      occupancy or possession of the Premises by Tenant whichever is sooner, but in no event later than December 3, 1991.

Expiration Date:                      The last day of the 180th month after the
                                      Commencement Date, subject to the
                                      provisions of Section S.4 of the Lease, or such earlier date as this Lease is terminated as provided herein.

Building:                             The improvements commonly known as Three
                                      Overlook Point, Lincolnshire Corporate
                                      Center, Lincolnshire, Illinois. The
                                      Building is to be constructed on the land described in Rider C attached hereto and incorporated herein by reference and shall be a five-story office building and basement containing approximately 290,143 square feet of net rentable area and a two level parking structure.

Premises:                             The entire premises of the Building.

Tenant's Proportionate Share:         100

Base CPI Amount:                      $  -0-

Expense Stop Amount:                  $  -0-

Tax Stop Amount:                      $  -0-

CPI Adjustment Dates:                 N/A

Initial CPI Adjustment Date:          N/A

Additional CPI Adjustment             N/A
Date(s):

Security Deposit:                     None

Parking Spaces:                       1,015, but not less than all spaces
                                      constructed on the Real Property.

Broker:                               Van Vlissingen and Co.

                                      __________________________________________

Tenant's Address for Notices:         Hewitt Associates
                                      100 Half Day Road
                                      Lincolnshire, Illinois 60069

Tenant's Authorized Representative:   Mr. Jerry R. Westwood

Guarantor (if any):                   None

Attachments to Lease (check if applicable):

       Guaranty                       ____

       Workletter                       X
                                      ----
       Attachment(s) to Workletter    ____
       Rider A:                         X      (Rules and Regulations)
                                      ----
       Rider B:                         X      (Cleaning Schedule)
                                      ----
       Rider C:                         X      (Land Description)
                                      ----

       Rider D:                         X      (First Year of Annual
                                      ----     Base Rent Calculation)

       Rider E:                         X      Proposed Budget
                                      ----

                             SUPPLEMENTAL PROVISIONS

S.1      Identification.

         Landlord grants to Tenant the right to display up to three (3) ground mounted signs on the grounds of the Building, indicating its occupancy in the Building. The precise design, size, contents and location of such signage shall be in accordance with the Lincolnshire Corporate Center signage criteria and shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld or delayed) and the approval of the Village of Lincolnshire. The cost of signage, as well as the cost of installation and ultimate removal, shall be the sole responsibility of Tenant.

S.2      Recording.

         Landlord and Tenant agree that they will jointly execute, concurrently with the execution of this Lease, a short form Memorandum of Lease. Tenant shall have the right to record such short form Memorandum of Lease at Tenant's expense. Upon expiration or termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord for recording those documents necessary or appropriate to evidence termination of the Lease in such form as reasonably requested by Landlord, Landlord's lender or the title company to insure the validity of such termination and in the event Tenant fails to promptly execute the necessary or appropriate documentation to evidence termination of the Lease, an affidavit of Landlord, Landlord's beneficiary or Landlord's managing agent shall be sufficient to evidence termination of the Lease.

S.3      Base Rent.

         The annual Base Rent which Tenant shall pay Landlord shall be calculated by multiplying 1.20 times the annual debt service for the first year of the permanent loan for the Building ("Permanent Loan"). The annual debt service shall be deemed to include the interest and principal required to be paid to the lender during the first year of the permanent loan for the Building. An example of the method for calculation of the first year annual Base Rent is shown on Rider D attached hereto. The annual Base Rent shall be payable in twelve equal monthly installments ("Monthly Base Rent"). The annual Base Rent for the first year of the Lease shall be confirmed by a separate written letter from Landlord to Tenant within ten days after closing of the Permanent Loan. The annual Base Rent shall be adjusted to increase two percent (2%) per year beginning twelve (12) months after the Commencement Date. In no event shall the annual Base Rent for the first year of the Lease be less than $2,796,000.00.

S.4      Lease Term Adjustment.

         Notwithstanding anything in this Lease to the contrary, in the event Landlord receives an appraisal of the Building totaling less than $31,000,000.00, exclusive of the value of Tenant Improvements (as defined in the Workletter), at the time Landlord obtains permanent financing for the Building, the Term of this Lease shall be the lesser of (i) fifteen (15) years and (ii) the greater of (A) the maximum term that will allow Tenant to account for the Lease as an operating lease under Generally Accepted Accounting Principles and
(B) twelve (12) years.

                                   WITNESSETH:

         Landlord hereby leases to Tenant, and Tenant hereby accepts the Premises, for a term (herein called the "Term") commencing on the Commencement Date and ending on the Expiration Date, paying as rent therefor the sums hereinafter provided, without any setoff, abatement, counterclaim, or deduction whatsoever, except as herein expressly provided.

         IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

         1. Base Rent. Subject to periodic adjustment as hereinafter provided, Tenant shall pay an annual base rent (herein called "Base Rent") to Landlord for the Premises in the amount stipulated in the Schedule, payable in monthly installments (herein called "Monthly Base Rent") in the amount stipulated in the Schedule, in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter of the Term, and at the same rate prorated for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month. Base Rent, Additional Rent (as hereinafter defined), Additional Rent Progress Payment (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord herein (herein collectively called the "Rent") shall be paid in lawful money of the United States to One Overlook Point at its office as designated in Section 26 hereof, or as otherwise designated from time to time by written notice from Landlord to Tenant. The obligation to pay Rent hereunder is independent of each and every other covenant and agreement contained in this Lease.

         2. Additional Rent. In addition to paying the Base Rent specified in
Section 1 hereof, Tenant shall pay as additional rent the amounts determined in accordance with the following provisions of this Section 2 (herein called "Additional Rent"):

            (a) Definitions. As used in this Lease:

                   (i) "Adjustment Date" shall mean the first day of the Term and each January 1 thereafter falling within the Term.

                   (ii) "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

                   (iii) "Expenses" shall mean and include those costs and
            expenses paid or incurred by Landlord in connection with the ownership, operation, management, and maintenance of the Building and the land on which the Building is situated in a manner deemed reasonable by Landlord and appropriate and for the best interests of the Building and the tenants in the Building, including, but not limited to, the following:

                         (A) All costs and expenses directly related to the Building and Land for operating and cleaning tenant, common and public areas, for utilities, for the payment of salaries and fringe benefits for personnel of the grade of building manager and below, for removing snow, ice, and debris, and costs of property damage for Shell and Core and Tenant

                     Improvements as defined in the attached Workletter, liability, rent loss, and other insurance;

                            (B) All costs and expenses of replacing paving,
                     curbs, walkways, landscaping (including replanting and replacing flowers and other plantings), common and public parking and lighting facilities in the Building and the areas immediately adjacent thereto, excepting dedicated roadway improvements. At such time as the areas immediately adjacent to the Building are used to service a building on Lot 2 in the 15th Resubdivision of the Lincolnshire Corporate Center the costs and expenses set forth in this subparagraph (B which relate to those areas servicing both buildings shall be allocated at the rate of 50% for each building.

                            (C) Electricity for lighting the common and public
                     areas and for running the elevators and other building equipment and systems, fuel and water used in heating, ventilating, and air-conditioning of the Building and water for drinking, lavatory and toilet purposes;

                            (D) Maintenance of mechanical and electrical
                     equipment, including heating, ventilating and air-conditioning equipment in the Building, but excluding capital expenditures (except as set forth in (H) below) which under generally accepted accounting principles are required to be capitalized;

                            (E) Window cleaning and janitor and cleaning
                     service, including janitor and cleaning equipment and supplies for tenant, common and public areas;

                            (F) Maintenance of elevators, alarm, and security
                     systems, rest rooms, sprinklers, and plumbing systems, lobbies, hallways, and other common and public areas of the Building;

                            (G) A management fee for the managing agent of the
                     Building at actual cost not to exceed four percent (4%) of Landlord's gross receipts from operation of the Building;

                            (H) The cost of any capital improvement made at any
                     time, whether before or after the Date of Lease, which reduces some of the costs included within Expenses or which is required under any governmental laws, regulations, or ordinances which were not applicable to the Building at any time prior to the Commencement Date, amortized on an annual basis to the extent of the annual savings effected by such capital improvement or equipment in accordance with generally accepted accounting principles); and

                            (I) Legal and other professional expenses incurred
                     in respect of the operation, use, occupation, or maintenance of the Building and in seeking or obtaining reductions in and refunds of Taxes, but excluding legal costs in leasing space, lease terminations or incurred in disputes with tenants.

                            (J)  Common area maintenance and other costs
                     allocable to the Building under the Declarations of Protective Covenants for Lincolnshire Corporate Center (Unit III) and Lincolnshire Corporate Center applicable to the Building.

                            (K) Expenses shall not include the following: costs or other items included within the meaning of the term "Taxes" (as hereinafter defined); costs of capital improvements to the Building (except as set forth in H above); depreciation; expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, and expenses of renovating space for tenants); interest or amortization payments on any mortgage or mortgages; rental under any ground or underlying lease or leases; wages, salaries, or other compensation paid to any executive employees above the grade of building manager; wages, salaries, or other compensation paid for clerks or attendants in concessions or newsstands operated by the Landlord; the cost of correcting defects (latent or otherwise) which arise within one (1) year after initial construction of the Building in the construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; the cost of installing, operating, and maintaining a specialty improvement, including, without limitation, an observatory, or broadcasting, cafeteria, or dining facility, or athletic, luncheon, or recreational club; any cost or expense representing an amount paid to a related entity which is in excess of the amount which would be paid in the absence of such relationship; and any expenditures for which Landlord has been reimbursed (other than pursuant to rent adjustment, escalation, or additional rent provisions in leases).

                     Notwithstanding the foregoing provisions of this Section 2(a)(iii), for any Adjustment Year in which the aggregate usable office space of the Building has not been one hundred percent (100%) occupied during the entire Adjustment Year, Expenses shall include any expenses which Landlord shall reasonably determine would have been incurred had the Building been one hundred percent (100%) occupied.

                     (iv) "Taxes" shall mean all real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes (other than personal property replacement income taxes) or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of the real estate taxes or other ad valorem taxes), which may now or hereafter be levied, imposed or assessed against the Building or the land on which the Building is located (the "Land"), or both. The Building and the Land are herein; collectively called the "Real Property."

               Notwithstanding the foregoing provisions of this Section
               2(a)(iv):

                            (A) If at any time during the Term of this Lease the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in addition to, or in place or partly in place of any such Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, imposed, or assessed against real property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

                            (B) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or special assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon (but not including penalty interest), paid during a calendar year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve; calendar months, but not to exceed thirteen calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, for purposes of this Section 2, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

                            (C) Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property or the operation thereof and located at the Building.

                     (v) "Tenant's Proportionate Share" shall mean the percentage stipulated in the Schedule which is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

                     (vi) "Additional Rent" shall mean all amounts determined pursuant to this Section 2, including any amounts payable by Tenant to Landlord on account thereof.

              (b) Computation of Additional Rent. Tenant shall pay Additional Rent for each Adjustment Year determined as hereinafter set forth. Additional Rent payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the following amounts:

                     (i) the amount by which Tenant's Proportionate Share, multiplied by the Expenses for such Adjustment Year exceeds the Expense Stop Amount stipulated in the Schedule (said excess being called the "Expense Adjustment"); plus

                     (ii) the amount by which Tenant's Proportionate Share, multiplied by the Taxes for such Adjustment Year exceeds the Tax Stop Amount stipulated in the Schedule (said excess being called the "Tax Adjustment").

              (c) Payments of Additional Rent; Projections. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

                     (i) Expense Adjustment and Tax Adjustment. Tenant shall make payments on account of the Expense Adjustment and Tax Adjustment (the aggregate of such payments with respect to any Adjustment Year being called "Additional Rent Progress Payment") effective as of the Adjustment Date for each Adjustment Year as follows:

                           (A) Landlord may, prior to each Adjustment Date or from time to time during the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Expenses for such Adjustment Year based on Landlord's budgets of Expenses and estimate of Taxes, and (2) Tenant's Additional Rent Progress Payment with respect to each component of Additional Rent (other than CPI Adjustment) for such Adjustment Year based upon the Projections. Landlord's budgets of Expenses and the Projections based thereon shall assume full occupancy and use of the Building and may be revised by Landlord from time to time based on changes in rates and other criteria which are components of budget items.

                           (B) Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall, at the time of each payment of Monthly Base Rent, pay to the Landlord a monthly installment of Additional Rent Progress a Payment with respect to each component of Additional Rent (other than CPI Adjustment) equal to the greater of the latest monthly installment of Additional Rent Progress Payment or one-twelfth (1/12) of Tenant's latest determined Expense Adjustment and Tax Adjustment. On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Progress Payments shown in the Projection Notice. Within fifteen (15) days following Landlord's service of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the Additional Rent Progress Payment shown in the Projection Notice less
                     (1) any previous payments on account of Additional Rent Progress Payment made during such Adjustment Year and (2) monthly installments on account of Additional Rent Progress Payment due for the remainder of such Adjustment Year.

              (d) Readjustments. The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and
       Tenant:

                     (i) Following the end of each Adjustment Year and after the Landlord shall have determined the amounts of Expenses to be used in calculating the Expense Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing ("Landlord's Statement") of such Expenses for such Adjustment Year. If the Expense Adjustment owed for such Adjustment Year exceeds the Expense Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Progress Payment paid by Tenant during such Adjustment Year. If the Expense Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Expense Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or may, at its option, credit such excess to any Rent then due and owing, until such excess has been exhausted. If the Expiration Date shall occur prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the Adjustment Year in which the Expiration Date occurs. Landlord's statements shall be prepared by a certified public accountant. Once Landlord's statement is accepted by Tenant, it shall be final and binding on Landlord and Tenant, subject to Tenant's right to challenge a Landlord's Statement pursuant to the terms of Section 2 herein.

                     (ii) Following the end of each Adjustment Year and after Landlord shall have determined the actual amounts of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing ("Landlord's Statement") of such Taxes for such Adjustment Year. If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year. If the Tax Adjustment component of the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement, or may, at its election, credit such excess to any Rent then due and owing, until such excess has been exhausted. If the Expiration Date shall occur prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the Adjustment Year in which the Expiration a Date occurs.

                     (iii) No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 2(d).

                     (iv) Tenant may, by timely written notice to Landlord, request Landlord to commence appropriate proceedings to challenge the amount of the assessed value of the Building, the real estate taxes and/or computational errors paid with respect to the Building. Landlord may, at its option, either institute such proceeding for the benefit of itself and all tenants within the Building, or agree to execute and deliver to Tenant whatever documents may be necessary or proper to permit Tenant to so contest the amount of any such assessed value and/or taxes, provided any such proceeding is conducted at Tenant's sole expense. If such contest results in a reduction in the assessed value of the Building, Tenant or Landlord, as the case may be, shall be entitled to recover its actual out-of-pocket costs and expenses incurred in pursuing such refund or reduction from any award of costs and fees made in such proceeding and from the refund of any tax previously paid during the tax year challenged. In the event the assessed value of the Building is increased by reason of a challenge initiated by Tenant and elected not to be pursued by Landlord, all taxes arising by reason of such increase in valuation shall be allocated to Tenant and paid by Tenant as its sole responsibility.

              (e) Books and Records. Landlord shall maintain books and records showing Expenses and Taxes in accordance with generally accepted accounting principles. Tenant or its representative shall have the right to examine Landlord's books and records showing Expenses and Taxes upon reasonable prior notice and during normal business hours at any time within forty-five (45) days following the furnishing by the Landlord to the Tenant of Landlord's Statement provided for in Section 2(d). Unless the Tenant shall take written exception to any item within sixty (60) days after the furnishing of the Landlord's Statement containing said item, such Landlord's Statement shall be considered as final and accepted by the Tenant and Landlord. If Tenant takes exception to any item in Landlord's Statement within the applicable time period and if Landlord and Tenant are unable to agree on the correctness of said item, then either party may refer the decision of said issue to a reputable firm of independent certified public accountants designated by Landlord and the decision of said accountants shall be conclusively binding on the parties. The party required to make payment under such adjustment shall pay all fees and expenses involved in such decision unless the payment represents five percent (5%) or less of the Expense Adjustment shown on Landlord's Statement, in which case Tenant shall bear all such fees and expenses.

     (f) Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the term, Tenant shall be obligated to pay as Additional Rent for such adjustment year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within thirty
(30) days after the receipt of Landlord's Statement sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent provided for in this
Section 2 shall survive the expiration or termination of this Lease.

     (g) No Decrease in Base Rent. In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section 1 hereof.

     (h) Additional Rent. All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional rent becoming due under this Lease.

     (i) Adjustment of Tenant's Proportionate Share. If at any time in the future the number of rentable square feet of office space in the Building is reduced, by reason of change in the Building structure or by reason of the separation of ownership of a portion of the Building by a device such as vertical subdivision or submission of the Building to a condominium form of ownership, with the result that Tenant's Proportionate Share no longer reflects the percentage of office space in the Building for which Landlord is responsible for Taxes and Expenses, then Landlord shall be entitled to make an equitable adjustment in Tenant's Proportionate Share to reflect the change in such circumstances. An amendment, executed by Landlord and Tenant, reflecting such change shall be attached to this Lease.

3.   Use of Premises.

     (a) Landlord warrants that (i) the Premises are zoned and approved for general office purposes and purposes incident thereto and (ii) will request the appropriate authorities to issue a conditional Certificate of Occupancy or a Final Inspection Report allowing use of the Premises for the purposes permitted under this Section 3(a) of this Lease. Landlord shall deliver to Tenant a copy of the conditional Certificate of Occupancy for the Building and for the Premises and the Final Certificate of Occupancy upon issuance.

     (b) Landlord agrees that the use of the Premises Tenant for the following specific purposes ("Additional Purposes") is permitted under this Lease, provided Tenant obtains and maintains all applicable governmental licenses and permits for such purposes:

          (i)   Computer processing;

          (ii)  Training for Tenant's employees and for non-employees of Tenant;

          (iii) Kitchen and cafeteria for the use of Tenant, Tenant's employees and Tenant's guests in that area designated for cafeteria equipment and use; and

          (iv) Printing for Tenant and Tenant's clients including photographic, multilith, or multigraph reproductions or offset printing in that area designated for such equipment and use.

     (c) Tenant shall use and occupy the Premises for Tenant's executive and general offices and for such related purposes as are described in subsection (b) of this Section 3 and for no other purpose. For the purposes of this Section 3, Tenant shall be deemed to include Tenant's permitted subtenants, assigns, and occupants.

     (d) Landlord agrees that, in connection with and incidental to Tenant's use of the Premises for the office purposes set forth in subsection (a) of this
Section 3, provided Tenant, at Tenant's sole cost and expense, obtains any special amendments to the certificate of occupancy for the Premises and any other permits required by any governmental authority having jurisdiction thereof, if any, Tenant may use portions of the Premises for (i) the preparation and service of food and beverages from a full service kitchen with service area (which food and beverages may be delivered to other locations of Tenant outside of the Premises), pantry kitchens, coffee stations or lounges all for the exclusive use by, Tenant, its employees and business guests of Tenant (but not for use as a public restaurant or by other tenants of the Building), (ii) the operation of vending machines for the exclusive use of Tenant, its employees and business guests of Tenant, provided that each vending machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain, and (iii) the installation, maintenance and operation of electronic data processing equipment, computer processing facilities and business machines, provided that such equipment is contained within the Premises and does not cause vibrations, noise, electrical interference or other disturbance to other tenants of the Building or the elevators or other equipment in the Building. With respect to any use permitted under this Section 3, any such use shall not violate any laws or requirements of public authorities, constitute a public or private nuisance, interfere with or cause physical discomfort to any of the other tenants or occupants of the Building, interfere with the operation of the Building or the maintenance of same as a first-class office building, or violate any of Tenant's other obligations under this Lease.

     (e) Anything contained herein any part herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith, or multigraph reproductions or offset printing, unless used in connection with either directly or indirectly, its own business or activities, (ii) for a retail banking, trust company, depository, guarantee, or safe deposit business open to the general public, so long as such a business exists or is operated in the Building by another tenant, (iii) as a savings bank, a savings and loan association, or as a loan company open to the general public, so long as such a business exists or is operated in the Building by another tenant, (iv) for the sale to the general public of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, so long as such a business exists or is operated in the Building by another tenant, (v) as a stock broker's or dealer's office or for the underwriting or sale of securities open to the general public, so long as such a business exists or is operated in the Building another tenant, (vi) except as provided in subsection (b) of this Section 3, as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream, or baked goods or for the preparation, dispensing, or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office, dance, or music studio (except for exercise classes which may be conducted after business hours on a portion of the Premises where Tenant occupies the floor below and adjacent to the location of such classes), school (except for the training of employees of Tenant), (ix) as a retail travel agency, or (x) as a barber shop or beauty salon.

          (f) Landlord covenants and warrants that applicable zoning and health ordinances and regulations permit the use of a portion of the Premises for a company sponsored food service facility provided such facility is at all times incidental to use of the Premises for general office purposes and provided that such facility meets the standards of such zoning and health ordinances and regulations.

     4.   [Intentionally Omitted]

     5.   Delivery of Possession.

          (a) If the Landlord shall be unable to give possession of the Premises on the Commencement Date set forth in the Schedule of Significant Terms for any reason, Landlord shall not be subject to any liability for failure to give possession. No such failure to give possession on the Commencement Date shall affect either the validity of this Lease or the obligations of the Tenant or Landlord hereunder, and the same shall not be construed to extend the Term.

          (b) For purposes of this Lease and the Workletter attached hereto, if any, the Premises shall be deemed ready or available for Tenant's occupancy or possession, and any work to be performed by Landlord shall be deemed substantially complete when only minor or insubstantial details of construction, decoration, or mechanical adjustments which do not adversely affect Tenant's use of the Premises remain to be done in the Premises or any part thereof. In the event of any dispute as to whether the Premises are ready for Tenant's occupancy or Landlord's work is substantially complete, the decision of landlord's architects shall be final and binding on the parties.

     6. Alterations. Tenant shall not, without the prior written consent, which consent shall not be unreasonably withheld, of Landlord in each instance, make any alterations, improvements, or additions to the Premises. Landlord shall not grant such consent until Landlord has had an opportunity to review Tenant's plans and specifications for such alterations, improvements, or additions. If Landlord consents to said alterations, improvements, or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, insurance against liabilities which may arise out of such work, revisions to the plans and specifications for such work and permits necessary for such work. The work necessary to make any alterations, improvements, or additions to the Premises shall be done at Tenant's expense by employees of, or contractors hired by, Landlord, except to the extent Landlord gives its prior written consent to Tenant's hiring contractors. Notwithstanding the foregoing, Tenant may hire its own contractors to install mill work, telecommunications equipment and food service equipment in the Premises. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant will also pay to Landlord an amount equal to five percent (5%) of all of the costs of such work to reimburse Landlord for its overhead and construction management services allocable to such work and all out-of-pocket costs incurred by Landlord in reviewing plans and specifications for said alterations, improvements or additions. Upon completion, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord and the holder of any legal or beneficial interest in the land or Building harmless from all costs, damages, liens, and expenses related to such work. All work done by Tenant or its contractors pursuant to Sections 6 or 11 hereof shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by the Landlord for the Building. Within thirty (30) days after substantial completion of any such work by Tenant or its contractors, Tenant shall furnish to Landlord "as built" drawings of such work. Landlord agrees that Tenant shall not be required to remove any alteration, improvement or addition made to the Premises in compliance with this Section 6 unless Landlord has advised Tenant in writing prior to installation of such alteration, improvement or addition that Landlord's consent to such installation is conditioned upon Tenant's agreement to remove same upon expiration or termination of the Lease.

     7.   Services.

          (a) The Landlord, as long as the Tenant is not in default under any of the covenants of this Lease, shall furnish:

                (i) Air-conditioning, and heat and ventilation when necessary to provide a temperature condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m. (Saturdays 8:00 a.m. to 1:00 p.m.), Sundays and holidays (as hereinafter defined) excepted. The term "holidays" as used herein shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord's agreements hereunder are subject to Presidential and governmental restrictions on energy use.

                (ii) Cold water in common with other tenants from Village of Lincolnshire mains for drinking, lavatory, cooking, and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as additional rent at rates fixed by Landlord for water furnished for any other purpose. Tenant shall pay Landlord the cost of any meters or submeters installed to measure Tenant's water usage for such other purposes. The Tenant shall not waste or permit the waste of water.

                (iii) Janitor service and customary cleaning provided nightly in and about the Premises, Saturdays, Sundays, and holidays excepted, in accordance with the cleaning schedule attached hereto as Rider B. The Tenant shall not provide any janitor services or cleaning without the Landlord's written consent, and then only subject to supervision of Landlord and at Tenant's sole responsibility and cost (and without compensation to Tenant or reduction in Rent) and by a janitor or cleaning contractor or employees at all times satisfactory to Landlord. Notwithstanding the foregoing, in the event Tenant reasonably objects to the service performed by Landlord's cleaning contractor, Landlord agrees to replace such contractor with a contractor selected by Landlord.

                (iv) Passenger elevator service in common with Landlord, and freight elevator service in common with Landlord shall be available to Tenant 24 hours per day, seven days per week, 52 weeks per year so longs as Tenant is the sole Tenant of the Building. At such time as Tenant assigns or subleases any portion of the Premises, passenger elevator and freight elevator service to Tenant may be limited as is deemed necessary in the sole discretion of Landlord to service other tenants, so long as at least one (1) passenger elevator shall be available to Tenant twenty-four (24) hours per days, seven (7) days per week fifty-two (52) weeks per year. Tenant shall have access to the Premises at all times subject to compliance with Landlord's rules and regulations adopted for security purposes. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

                (v) Electricity shall not be furnished by Landlord, but shall be furnished by an approved electric utility company serving the Building. Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable, and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, the operation of the Buildings HVAC System at times other than as provided in Section 7(a)(i) or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment or appliances installed by Tenant without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Tenant also agrees to purchase from the Landlord or its agent at competitive prices all lamps, bulbs, ballasts, and starters used in the Premises during the Term hereof if such costs are lower than Tenant's costs, excluding Building standard items which will be purchased from Landlord. The electrical feeder or riser capacity serving the Premises on the Commencement Date shall be adequate to provide Building Standard electrical loads. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants or the Building. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

                (vi) Landlord shall cause the Building and adjacent walkways and parking areas to be maintained in operating condition and reasonably free from debris, snow, and ice consistent with the operation of a first-class office building in the North Suburban Chicago area.

                (vii) Landlord shall provide such extra or additional services as it is reasonably possible for the Landlord to provide, as may be necessary for Tenant's Additional Purposes or as the Tenant may from time to time request, within a reasonable period after the time such extra or additional services are requested. Tenant shall, for such extra or additional services, pay at Landlord's scheduled rates therefor; such amount to be considered additional rent hereunder. All charges for such extra or additional services shall be due and payable within 30 days of receipt of Landlord's invoice. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service. Landlord's applicable schedule of charge rates for certain extra or additional services will be published from time to time by Landlord and made available to tenant at its request. Such schedule shall be subject to change during the Term from time to time. If such additional services shall be recurring, Landlord shall provide Tenant with an initial invoice and thereafter, the cost of such service shall be paid monthly by Tenant as additional rent hereunder.

                (viii) Tenant shall make all necessary arrangements with the utility company for bringing natural gas to the Building and paying for gas furnished by such utility company to Tenant and Tenant shall pay for all charges for gas consumed on the Premises during Tenant's occupancy thereof. In addition to uses required by Tenant, the gas shall be available to supply hot water to the Building. At such time as an additional tenant takes possession of any portion of the Premises, Tenant shall pay for the, installation of an additional meter in the Building for the natural gas to separate the gas service for the kitchen facilities of Tenant from the Building. Tenant shall make no alterations or additions to the natural gas equipment or appliances installed by Tenant without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Any equipment, feeders or risers necessary to bring natural gas to the Building and to the Premises to supply Tenant's gas requirements and as required for hot water to the Building, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's judgment, if bringing natural gas to the Building and to the Premises will cause permanent damage or injury to the building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building, Landlord may prohibit such installation by Tenant. Tenant covenants and agrees that at all times, its use of natural gas shall never exceed the capacity of the equipment and conduit installed in the Building to permit the use of natural gas.

          (b) Failure by Tenant to pay within 30 days of receipt of invoice Landlord's proper charges for water (other than for drinking, lavatory, and toilet purposes) or other services shall give Landlord, upon not less than ten
(10) business days' notice, the right to discontinue furnishing the services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

          (c) Except for Landlord's negligence, as provided herein, Tenant agrees that Landlord and its beneficiaries and their agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout, or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties including without limitation Tenant's failure to maintain the Premises in good condition and repair, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease. Tenant shall notify Landlord if any service shall be stopped, whereupon Landlord will proceed diligently to restore such service as soon as reasonably possible. However, should all or a portion of the Premises be uninhabitable for normal business operations by Tenant for longer than 72 hours as a result of Landlord's negligence, rent shall abate on a per diem basis for that portion of the Premises which Tenant is unable to occupy, from the date of such interruption until the Premises are restored to a normal business operating condition.

          (d) Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.

          (e) Landlord, throughout the Term of this Lease, shall have free access (with notice to Tenant during business hours if access is needed to conference areas in the Premises except in the case of emergency) to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of or the servicing of equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its servants, employees, agents, visitors, licensees, or contractors shall at any time tamper with, adjust, or otherwise in any manner affect Landlord's mechanical installations.

               (f) Tenant shall make arrangements directly with the telephone company servicing the Building for such telephone service in the Premises as may be desired by Tenant. If Tenant desires telegraphic, telephonic, burglar alarm, computer installations or signal service, (which service shall be installed and maintained at Tenant's sole expense), Landlord shall, upon request, direct where and how all connections and wiring for such service shall be introduced and run. Landlord additionally shall have the right to approve or disapprove all plans and specifications for such service prior to any installation and to refuse permission for such installation if Landlord determines same could adversely affect an existing system. In the absence of such directions, Tenant shall make no borings or cutting or install any wires or cables in or about the Premises and/or the Building.

         8.    Condition and Care of Premises.

               (a) Tenant's taking possession of the Premises shall be conclusive evidence against Tenant, and upon said taking of possession Tenant shall execute an agreement with Landlord stating that the Premises were then in good order and satisfactory condition, except for any so-called "punchlist" items detailed in said agreement and latent defects attendant to Landlord's Work under any Workletter attached hereto and made a part hereof, and upon completion of any punch1ist items, Tenant shall also execute a supplement to said agreement accepting completion of the punch1ist items. No promises of the Landlord to alter, remodel, improve, repair, decorate, or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building, or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein, or in the aforesaid Workletter. This Lease does not grant any rights to light or air over or about the property of Landlord.

               (b) Except for any damage resulting from any wanton or negligent act of Landlord or its employees and agents, and subject to the provisions of Section 15 hereof, Tenant shall, at its own expense, keep the Premises in good repair and condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, or invitees, including replacing or repairing all damaged or broken glass, fixtures, and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. Tenant's obligation to repair the Premises as described above, shall include but is not limited to, all electrical, plumbing and mechanical systems serving the Premises from the point said systems connect to the base building systems on each floor. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand. Tenant shall take special care to keep all areas of the Premises which are visible by or accessible to the public, such as elevator lobbies and corridors, in good order and appearance consistent with the high standards and quality of a first-class office building. Landlord shall keep, repair and maintain the following items in and about the Building in good order and repair at not less than the same general standards now or hereafter applicable to first-class non-institutional office buildings in the north suburban Chicago area and in conformity with all applicable laws, regulations, rules and ordinances: the structure, foundation, roof and exterior of the Building, the base Building heating, air conditioning, ventilating, plumbing, electrical and related systems, all supporting equipment and fixtures and the base Building stairways, elevators and other common areas. Landlord shall repair all damage to the common areas of the Building and, to the extent caused by the negligence, or intentional misconduct of Landlord, its agents or employees or Landlord's breach of this Lease, damage to the Premises caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, noise or the bursting or leaking of pipes. Any additional items installed in the Building or Premises by Landlord or Tenant after the date of this Lease shall be maintained by the party who purchases or installs such item. If any repairs are made necessary as a result of the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord, as additional rent, the actual cost of such repairs.

               (c) Whenever, in Landlord's opinion, Tenant's use or occupation of the Premises, including lighting, personnel, heat generating machines, or equipment, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, to affect the temperature or humidity otherwise maintained by the heating, ventilating, and air conditioning system in the Premises or Building, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air-conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant as additional rent within thirty (30) days after receipt of invoice therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air-conditioning unit at Tenant's sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air conditioning units, including rent for space occupied by any supplementary heating or air conditioning units installed outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant's sole expense.

         9.    Return of Premises.

               (a) At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys and access cards to the Building, the premises and the Building garage to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises, and shall (subject to the provisions of Sections 9(b) and 9(c) below) return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, damage resulting from the wanton or negligent act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

               (b) All installations, additions, partitions, hardware, light fixtures, supplementary heat or air-conditioning units, non-trade fixtures and improvements, temporary or permanent, including Tenant Improvements as defined in the Workletter, (except movable furniture, kitchen equipment, UPS systems, local HVAC units telephone systems, movable partitions and equipment belonging to Tenant), in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if Landlord directs that Tenant remove any of said items at the end of the Term, pursuant to Section 6(a) herein, then Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures, and improvements placed in the Premises by or on behalf of Tenant as are so designated by Landlord and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.

               (c) Tenant shall leave in place any floor covering without compensation to Tenant. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures, and other items of movable personal property of every kind and description from the Premises prior to the expiration of the Term or ten (10) days following termination of this Lease or Tenant's right of possession, whichever might be earlier, failing which Landlord may do so and thereupon the provisions of
         Section 17(f) shall apply.

               (d) All obligations of Tenant hereunder shall survive the expiration of the Term or sooner termination of this Lease.

         10. Holding Over. The Tenant shall pay Landlord for each month (or fraction thereof) Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, an amount which is one and one half (1-1/2) times double the amount of rent for each month based on the annual rate of Rent applicable under Sections 1 and 2 to the period in which such possession occurs, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention. Nothing in this Section contained, however, shall be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

         11. Rules and Regulations. Tenant agrees to observe the rights reserved to Landlord contained in Section 12 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations set forth in Rider A attached to this Lease and made a part hereof and such other. reasonable rules and regulations of which Tenant is notified as shall be adopted by Landlord pursuant to Section 12(k) of this Lease. Any violation by Tenant of any of the rules and regulations contained in Rider A attached to this Lease or other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to Section 12(k) of this Lease, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said rules and regulations. Nothing in this Lease contained shall, be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiary shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person.

         12. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease, except, in the case of Landlord's negligence or willful misconduct:

               (a) To change the name or street address of the Building with reasonable notice to Tenant, except that if Tenant is the sole tenant of the Premises, any such change shall not be made without the consent of Tenant which consent shall not be unreasonably withheld.

               (b) To install and maintain signs on the exterior of the Building to install and maintain signs on the interior of the Building which relate to health and safety matters and if Tenant is not the sole tenant of the Premises, Landlord may install and maintain signs on the interior of the Building without notice to Tenant.

               (c) In the event Tenant is not the sole tenant of the Premises, Landlord may prescribe the location and style of the suite number and identification sign or lettering for the Premises any floor partially occupied by the Tenant.

               (d) To retain at all times, and to use in appropriate instances, pass keys to the Premises.

               (e) To grant to anyone the right to conduct any business or render any service in the Building, so long as it is not the same as or similar to Tenant's business, which is a firm of consultants and actuaries specializing in design, financing, communication, and administration of employee benefits and compensation programs except with Tenant's prior written consent.

               (f) To exhibit the Premises during the last twelve (12) months of the Term at reasonable hours, and to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises for forty-five (45) consecutive days and fails to pay any Rent due and owing.

               (g) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other service to be provided to Tenant hereunder without unreasonable interference to the ordinary course of Tenant's business.

               (h) In the event Tenant is not the sole tenant of the Premises, Landlord may require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to watchmen by registration or otherwise, and to establish their right to enter or leave in accordance with the provisions of applicable rules and regulations adopted by Landlord. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

               (i) To control and prevent access to common areas and other non-general public areas pursuant to the provisions of applicable rules and regulations adopted by Landlord.

               (j) Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with or disrupted unreasonably, Landlord reserves the right to relocate, enlarge, reduce or change lobbies, exits or entrances in or to the Building and to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, and, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and, except for Landlord's negligence, without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant's obligations under this Lease. Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom. Notwithstanding anything to the contrary contained herein, so long as Tenant is the sole tenant of the Premises, Landlord shall not make alterations, additions and improvements, structural or otherwise in or to the Building for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building now existing or hereafter constructed without the consent of Tenant which consent shall not be unreasonably withheld.

               (k) From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Rider A attached to this Lease or other Sections of this

         Lease, for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine.

         13.   Assignment and Subletting.

               (a) Except as otherwise expressly provided herein, Tenant shall not, without the prior written consent of Landlord in each instance,
         (i) convey, mortgage, pledge, hypothecate, or encumber, or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) assign this Lease or any of Tenant's rights hereunder, (iv) sublet the Premises or any part thereof; or (v) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 3 of this Lease or by anyone other than the Tenant and Tenant's employees. Landlord has the absolute right to withhold its consent, without giving any reason whatsoever, except as herein expressly provided to the contrary. The foregoing prohibitions shall also apply to any assignee or subtenant of Tenant.

               (b) Prior to the Commencement Date, Tenant shall not assign this Lease or sublet all or any part of the Premises. If, after the Commencement Date, Tenant has procured an assignee or sublessee, Tenant shall, by written notice to Landlord, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty 30 days after the date of Tenant's notice) to assign this Lease to such proposed assignee or sublet any part or all of the Premises to such proposed subtenant for the balance or any part of the Term. Upon receipt of such notice, Landlord shall have the right; to cancel for the balance of the Lease term the Lease in the case of a proposed assignment of this Lease or a proposed subleasing of all the Premises, or to cancel for the balance of the Lease term the Lease with respect to the portion to be so subleased by notice to Tenant in which latter event the Rent and Tenant's Proportionate Share and the number of parking spaces as defined herein shall be adjusted on the basis of the number of square feet of Rentable Area of the Premises retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord wishes to exercise such option to cancel, Landlord shall, within thirty (30) days after Landlord's receipt of such notice from Tenant, send to Tenant a notice so stating and in such notice Landlord shall specify the date as of which such cancellation is effective, which date shall be not less than fifteen (15) and not more than forty-five 45 days after the date on which Landlord sends such notice. Tenant's notice given pursuant to this Section 13(b) shall state the name and address of the proposed subtenant or assignee, and a true and complete copy of the proposed sublease or assignment and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice.

               (c) If Landlord, upon receiving Tenant's notice given pursuant to Section 13(b), shall not exercise its right to cancel, Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting the space covered by its notice. In each case, such subletting or assignment shall also be subject to the following conditions:

                     (i)    Tenant is not in material default of the lease;

                     (ii) Tenant has fully complied with the provisions of this Section 13;

                     (iii) The assignee or subtenant is not a tenant of the Lincolnshire Corporate Center or a government (or subdivision or agency thereof);

                     (iv) Tenant has furnished Landlord with copies of all documents relating to the sublease or assignment arrangement between Tenant and the proposed subtenant or assignee, including financial statements, if requested by Landlord;

                     (v) The proposed sublease or proposed assignment does not extend for a term beyond the initial Term of this Lease, nor does the sublease or assignment contain any options to extend or renew the term thereof beyond the initial Term of this Lease;

                     (vi) The subtenant or assignee is of a character or engaged in a business which is, and the subtenant's or assignee's proposed use of the Premises, or portions thereof, is consistent with the standards of Landlord for the Building and the use permitted hereunder;

                     (vii) The space to be subleased and the remaining portion of the Premises are both legally leasable units and suitable for normal renting;

                     (viii) The assignee or subtenant is sufficiently
               financially responsible to perform its obligations under the sublease or assignment; and

                     (ix) The intended use by or business of the proposed assignee or sublessee will not conflict with any commitment by Landlord to any other tenant in the Lincolnshire Corporate Center or Lincolnshire Corporater Center Unit III.

Landlord agrees to respond to Tenant's request for approval within thirty (30) days after submission of all documents.

               (d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, landlord agrees that (1) as to an assignment or transfer by operation of law, Landlord shall have the right of consent pursuant to subparagraph (c) above, but shall not have the option to cancel the lease, provided such assignment or transfer is to a corporation which acquires substantially all of the assets of the Tenant; and (2) as to an assignment of the lease to a wholly-owned subsidiary of Tenant or an entity controlling, controlled by, or under common control with Tenant, Landlord shall not have the option to cancel nor shall Landlord have a right of consent.

               (e) Consent by Landlord to any assignment, subletting, use, or occupancy or transfer shall not operate to relieve the Tenant from any covenant or obligation hereunder, including the primary responsibility to directly pay Landlord all Base Rent and Additional Rent due under the Lease, and shall not be deemed to be a consent to or relieve Tenant, or any subtenant or assignee, from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use, or occupancy.

                  (f) If Tenant, having first obtained Landlord's consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant, pursuant to Section 365 of the Bankruptcy Code, shall assign this Lease or sublet the Premises, or any part thereof, then in addition to the Rent then payable hereunder, Tenant shall pay to Landlord, as further additional rent on the first day of each month during the term of any such assignment or sublease, fifty percent (50%) of the amount, if any, by which (x) the Assigned Area Rent exceeds (y) the product of the Current Monthly Rent multiplied by the Assigned Area. As used herein:

                        (i) "Assigned Area" shall mean the number of square feet of Rentable Area of the Premises (in the case of an assignment or sublet of the entire Premises) or of the Rentable Area of any space sublet by Tenant (in the case of a sublet of less than the entire Premises).

                        (ii) "Current Monthly Rent" shall mean the aggregate
                  of all Monthly Base Rent and Additional Rent Progress Payments being paid by Tenant as of the effective date of an assignment or sublet, divided by the number of square feet of Rentable Area of the Premises.

                  (iii) "Assigned Area Rent" shall mean the current monthly base rent and other amounts payable by the subtenant or assignee for the Assigned Area.

                  (g) If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partners' interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of fifty percent (50%) or more of the ownership interest in Tenant, during any twelve (12) month period shall be deemed to be a transfer of Tenant's interest under this Lease for the purpose of Section 13. The term "control" as used in this Section 13(g) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

         14.      Waiver of Certain Claims; Indemnity by Tenant.

                  (a) To the extent not expressly prohibited by law, Tenant releases Landlord and its beneficiaries, and their agents, servants, and employees, from and waives all claims for damages to person or property sustained by the Tenant or by any occupant of the Premises or. the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause, or any existing or future condition, defect, matter, or thing in or about the Premises, the Building or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person. This Section 14(a) shall not operate as a release of Landlord from liability for the negligent or intentionally wrongful conduct of landlord or its agent or employees. This

         Section 14 shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors, or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and to any damage to automobiles parked in the garage in the Building or outside the Building and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature. If any damage to the Premises or the building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building or otherwise, results from any negligent or wrongful acts of the Tenant, its employees, agents, or invitees, Tenant shall be liable therefor and Landlord may, at its option, repair such damage and Tenant shall upon demand by Landlord reimburse Landlord for all reasonable costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. Except as otherwise provided herein, all personal property belonging to the Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of the Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. All vehicles parked in the Building's garage or in the parking lots shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

              (b) To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its beneficiaries, and their agents, servants, and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's negligence or wrongful acts or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of the Tenant, its agents, or employees.

              (c) To the extent not expressly prohibited by law, Landlord agrees to hold Tenant and its agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorney's fees, for injuries to all persons and damage to or loss of property occurring in or about the Premises, excluding consequential damages, arising from Landlord's negligence or wrongful acts or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or due to any other negligent act or omission of the Landlord, its agents or employees.

         15.  Damage or Destruction by Casualty.

              (a) If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same to its prior existing condition with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage from the date Landlord receives authority from Landlord's insurer to proceed with the repair and restoration of the Building ("Approval Date") and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will be less than one hundred eighty (180) days, Landlord shall commence such repair and restoration upon the Approval Date but in no event more than thirty 30) days after the occurrence of the damn
         e. If the actual time for repairs and restoration exceeds one hundred eighty 180 days, Tenant may not terminate this Lease provided Landlord is diligently pursuing the repair and restoration of the Building and such repair and restoration period does not exceed two hundred seventy
         (270) days; provided, however, if such repair and restoration period is in excess of two hundred seventy (270) days Tenant may terminate this Lease on five (5 days written notice to Landlord. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the Approval Date, then either Landlord or Tenant but as to Tenant only if all or a substantial portion of the Premises are rendered untenantable and the estimated time to substantially complete the repair or restoration of the Premises will exceed such one hundred eighty (180) days from the Approval Date shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness and all due diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said one hundred eighty 180 days, so long as Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything to the contrary herein set forth: (i) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last three (3) years of the Term, then Landlord shall have the option to terminate this Lease by written notice to Tenant within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such damage; (ii) Landlord shall have no duty pursuant to this Section 15 to repair or restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises or improvements which are in excess of Shell and Core and Tenant Improvements as defined in the Workletter attached hereto;
         (iii) Landlord shall not be obligated but may, at its option, so elect) to repair or restore the Premises or Building if any mortgagee applies proceeds of insurance to reduce its loan balance and to pay any applicable loan fees and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration. In such event, Landlord shall distribute to Tenant the lesser of the balance of the insurance proceeds or the contract sum of the Tenant Improvements (as defined in the Workletter) which have been paid for as of said date, multiplied by a fraction of which the numerator is the number of months remaining in the Lease term and the denominator is the number of months between the Commencement Date and the Expiration Date; and (iv) Tenant shall not have the right to terminate this Lease pursuant to this Section 15 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees.

              (b) In the event any such fire or casualty damage not caused by the intentional or negligent act of Tenant, its agents or employees, renders the Premises substantially untenantable and Tenant is not occupying the Premises and if this Lease shall not be terminated pursuant to the foregoing provisions of Section 15 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair and restoration work. Such abatement shall be an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises being repaired and restored by Landlord and not heretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 15, Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

              (c) In the event of any such fire or other casualty, and if the lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises, and during any such period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, Rent shall be payable as if said fire or other casualty had not occurred.

              (d) In the event the Premises or a part thereof is destroyed by fire or other casualty, Landlord agrees to assist Tenant in locating equivalent temporary space for Tenant within (1) the Lincolnshire Corporate Center or (2) another office center located as close to the Building as possible.

         16. Eminent Domain. If all or a substantial part of the Building, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord's opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking or damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking or damage, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or the change of grade; provided, however, that Tenant shall have the right to pursue separately against the condemning authority any award available separately to Tenant for Tenant's moving and relocation expenses.

         17.  Default; Landlord's Rights and Remedies.

              (a) The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

                    (i) Failure by Tenant to pay Rent or any installment thereof when due within five (5) days of receipt of written or telephone notice of Landlord's failure to receive such sums, so long as any late charge of penalty shall accrue as of the due date;

                    (ii) Failure by Tenant to pay within five (5) days of receipt of written or telephone notice of Landlord's failure to receive such sums, so long as any late charge or penalty shall accrue as of the due date and any other moneys required to be paid by Tenant under this Lease;

                    (iii) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in
              Section 13;

                    (iv) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

                    (v) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, provided, however, that Tenant shall not be in default with respect to matters which cannot reasonably be cured within thirty (30) days so long as within such thirty (30) day period Tenant commences such cure and diligently proceeds to complete the same at all times thereafter;

                    (vi) The levy upon or under execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;

                    (vii) Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this clause (vii)), and Tenant thereafter does not pay Rent due under this Lease;

                    (viii) Tenant becomes insolvent or bankrupt or admits in
              writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of his property;

                    (ix) A trustee or receiver is appointed for the Tenant or for the major part of its property and is not discharged within thirty (30) days after such appointment; and

                    (x) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against Tenant, and, if instituted against Tenant, are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution.

              (b) If a Default occurs which has not been cured or remedied during the applicable grace period, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

                    (i) Landlord may terminate this Lease by giving to Tenant written notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

                    (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating this Lease by giving written notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                    (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from the Tenant under any of the provisions of this Lease.

Any notice required to be given by Landlord pursuant to this Section 17(b) may be given concurrently with a notice of default pursuant to Section 17(a).

              (c) If Landlord exercises either the remedies provided for in subparagraphs (i) or (ii) of the foregoing Section 17(b), Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

              (d) If Landlord, pursuant to the provisions of Section 17(b)(ii) hereof, terminates the right of the Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder when due for the full Term, and Landlord shall have the right to immediate recovery of all amounts then due hereunder. In addition, Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, the Landlord shall use reasonable efforts to, but shall be under no obligation to (except to the extent required by law), relet the Premises or any part thereof for the account of the Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant relative to such reletting. Landlord shall, however, cooperate with Tenant in order to relet the Premises and minimize Tenant's damages, but this obligation shall not require Landlord to divert any prospective tenants from any other portion of the Building. Also in any such case the Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and in connection therewith change the locks to the Premises, and the Tenant shall upon demand pay the cost thereof together with the Landlord's reasonable expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent). which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

              (e) In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 17(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the unamortized cost to the Landlord, computed and determined in accordance with generally accepted accounting principles, of the tenant improvements and alterations, if any, paid for and installed by Landlord pursuant to this Lease, and (y) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 1 and 2 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a per annum discount at the rate for United States Treasury bills then in effect having a term the same as the remaining Lease Term from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

              (f) All property removed from the Premises by Landlord pursuant to any provision of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or not retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

              (g) If any action for breach of or to enforce any provision of this Lease is commenced, the court in such action shall award to the party in whose favor judgment is entered, a reasonable sum as attorneys' fees, which attorneys' fees shall be paid by the losing party in such action. Tenant shall pay all of Landlord's costs, charges, and expenses, including court costs and reasonable attorneys' fees, incurred by Landlord in any litigation in which Tenant causes the Landlord, without Landlord's fault, to become involved or concerned. Landlord shall pay all of Tenant's costs, charges and expenses, including court costs and reasonable attorneys' fees, incurred by Tenant in any litigation in which Landlord causes Tenant without Tenant's fault to become involved or concerned.

              (h) In the event that Tenant shall file for protection under any Chapter of the Bankruptcy Code now or hereafter in effect, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, assume or reject this Lease within sixty (60) days thereafter.

         18.  Subordination.

          (a) Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Real Property or any interest therein, and may have heretofore and may hereafter sell and lease back the Land, or any part of the Real Property, and may have heretofore or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed (any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee".

     Any such lease of the underlying land is herein called a "Ground Lease", and the lessor under any such lease is herein called a "Ground Lessor". Any Mortgage which is a first lien against the Building, the Land, the Real Property, the leasehold estate under a Ground Lease or any interest therein is herein called a "First Mortgage" and the holder or beneficiary of any First Mortgage is herein called a "First Mortgagee"). If requested by the Mortgagee or Ground Lessor, Tenant will either (a) subordinate its interest in this Lease to said Mortgage, and to any and all advances thereunder and to the interest thereon, and all renewals, replacements, amendments, modifications, and extensions thereof, or to said Ground Lease, or to both, or (b) make Tenant's interest in this Lease or certain of Tenant's rights hereunder superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by the Mortgagee or by any such Ground Lessor; provided that Tenant covenants it will not subordinate this Lease to any Mortgage other than a First Mortgage without the prior written consent of the First Mortgagee.

          (b) It is further agreed that (a) if any Mortgage shall be foreclosed, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser, or owner is the owner of an interest in the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the mortgagee or trustee, if any Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment, so long as such instruments contain a reasonably satisfying covenant of non-disturbance of Tenant; and (b) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee and of any Ground Lessor.

          (c) Should any prospective First Mortgagee or. Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increase in the Rent stipulated hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should any Landlord or prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the term of this Lease) or a certification from the Tenant concerning the lease in such form as may be required by a prospective mortgagee or ground lessor, Tenant agrees to execute such short form of lease or certificate and deliver the same to Landlord within ten
     (10) days following the request therefor.

     19. Mortgagee Protection. Tenant agrees to give the First Mortgagee, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases, or otherwise) of the address of such First Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the First Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the First Mortgagee to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

     20.  [Intentionally Omitted]

     21.  Subrogation and Insurance.

          (a) Landlord and Tenant agree to have all physical damage or material damage insurance which may be carried by either of them, and Tenant agrees to have all business interruption insurance which it carries, endorsed to provide that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Lease, but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property or damages as a result of business interruption. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release and any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release and waiver is to invalidate insurance coverage or increase the cost thereof (provided that, in the case of increased cost, the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release and waiver in full force and effect).

          (b) Tenant shall carry insurance during the entire Term hereof insuring Tenant and Landlord and Landlord's agents and beneficiaries and mortgagees with terms, coverages, and in companies satisfactory to Landlord and mortgagees and with such commercially reasonable increases in limits as Landlord may from time to time request but initially Tenant shall maintain the following coverages in the following amounts:

               (i) Comprehensive general liability insurance, including contractual liability insuring the indemnification provisions contained in this Lease, in an amount not less than $2,000,000.00 combined single limit per occurrence;

               (ii) "All risk" physical damage insurance, including sprinkler leakage, for the full replacement cost of all additions, property improvements, and property alterations to the Premises and of all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property on the Premises above Tenant Improvements as defined in the Workletter; and

          The foregoing insurance may be provided by a company-wide blanket insurance policy or policies maintained by or on behalf of Tenant, provided that the same is reasonably satisfactory to Landlord.

          (c) Tenant shall, prior to the commencement of the Term and thereafter during the Term, furnish to Landlord policies or certificates issued by the respective carriers evidencing such coverage or replacements and renewals thereof, which policies or certificates shall state that such insurance coverage may not be changed or canceled without at least thirty
     (30) days' prior written notice to Landlord and Tenant.

          (d) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority and all requirements of Landlord's insurance companies, and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. In the event of such increase in the cost of insurance or such requirement for additional insurance coverage, Tenant shall reimburse Landlord for the cost thereof.

     22. Nonwaiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of either party to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the provisions of Section 10, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

     23. Estoppel Certificate. The Tenant agrees that from time to time upon not less than ten (10) business days' prior request by Landlord, or the holder of any Mortgage or any ground lessor, the Tenant (or any permitted assignee, subtenant, licensee, concessionaire, or other occupant of the Premises claiming by, through, or under Tenant) will deliver to Landlord or to the holder of any Mortgage or ground lessor, a statement in writing signed by Tenant certifying
(a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid, (c) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in the Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof, and (g) such other matters as may be required by Landlord, the holder of any Mortgage or ground lessor. If Tenant requests a similar statement, stating the status of this Lease, Landlord shall provide same to Tenant within ten (10) business days.

     24. Tenant Authority to Execute Lease. In case Tenant is a partnership, Tenant represents and warrants that an authorized member of said partnership has have executed this Lease on behalf of Tenant. Tenant shall supply evidence to Landlord that proves that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms.

     25. Real Estate Brokers. Tenant represents that Tenant has directly dealt with and only with the real estate broker or brokers disclosed in the Schedule (whose commission shall be paid by Landlord pursuant to a separate agreement with each such broker), as broker, in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, liability, and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with Tenant of this Lease.

     26. Notices. In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, addressed to Tenant at the address set forth in the Schedule, and a copy thereof to: Hewitt Associates, 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: C.L. Connolly, III, in which event the notice or demand shall. be deemed to have been served at the time the same was posted plus two (2) business days, to serve any such notice or demand personally. Any such notice or demand to be given by Tenant to Landlord shall, until further notice, be served personally or sent by United States registered or certified mail, postage prepaid, to One Overlook Point, Suite 100, Lincolnshire Corporate Center, Lincolnshire, Illinois. Mailed communications to Landlord shall be deemed to have been served at the time the same were posted plus two (2) business days. Notwithstanding the foregoing, notices served with respect to emergency matters may be served personally or by telephone communication. Tenant is advised and acknowledges that until further notice to Tenant, Van Vlissingen & Co., the present agent of Landlord, has authority to execute and deliver notices hereunder to Tenant on behalf of Landlord.

     27.  Miscellaneous.

          (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors, and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of
     Section 13.

          (b) No modification, waiver, or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing and signed by Landlord and Tenant.

          (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the agent of Landlord's beneficiary shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

          (d) The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships, or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

          (e) The Schedule of Significant Terms, Supplemental Provisions, clauses, plats, and riders, if any, endorsed on or affixed to this Lease are part hereof and in the event of variation or discrepancy the duplicate original hereof, including such clauses, plats, and riders, if any, held by Landlord shall control.

          (f) The headings of Sections are for convenience only and do not limit, expand, or construe the contents of the Sections.

          (g) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          (h) Time is of the essence of this Lease and of each and all provisions thereof.

          (i) All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this Lease, except for amounts successfully disputed by Tenant, shall bear interest at the annual rate of two percent 2% over the corporate base rate of interest then in effect at the First National Bank of Chicago from the date of the expiration of the applicable required notice period until paid, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

          (j) The legal invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability, or effect of the rest of this Lease.

          (k) All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiary and their agents) and Tenant.

          (l) Upon written request from Landlord, tenant shall furnish Landlord a copy of Tenant's most recent audited and certified financial statement, if same is prepared, and if not, the unaudited Balance Sheet and Income Statement of Tenant certified by a responsible financial officer of Tenant.

     28. Landlord's Authority and Quiet Enjoyment. Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, conditions, and provisions set forth herein, and, subject to the terms, provisions, and conditions hereof, so long as Tenant keeps and substantially performs each and every term, provision, and condition herein contained on the part of Tenant to be kept and performed and so long as Tenant is not in default hereunder, Tenant shall, during the Term hereof, peacefully and quietly enjoy the Premises without hindrance or molestation by Landlords, its successors and assigns, subject to the covenants, agreements, terms, provisions and conditions of this Lease, or by any other person lawfully claiming by, through or under the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effect of the application of same.

     29. Landlord. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Building so that in the event of any assignment, conveyance, or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance, or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance, or assignment, and Tenant agrees to look solely to such purchaser, grantee, or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance, or sale, and Tenant agrees to attorn to the purchaser, grantee, or assignee.

     30. Title and Covenant Against Liens. The Landlord's title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall, or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Real Property, the Land, the Building, or the Premises or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law, or otherwise, to attach to or be placed upon the Real Property, Land, Building, or Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within fifteen 15 days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in
Section 27(i) hereof for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant upon receipt of at once without notice or demand.

     31.   [Intentionally Omitted]

     32. Parking. Tenant shall not use or permit its employees to use more than the number of parking spaces set forth in the Schedule of Significant Terms. Tenant, its servants, employees, customers, invitees, and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes, no parking zones, driving speed zones and designated reserved, visitor and handicapped spaces, and when parking, always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked in a no parking zone or designated visitors reserved or handicapped area. In the event Tenant is not the sole tenant of the Premises, Landlord further reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked in a designated visitor or reserved area. All vehicles shall be parked at the sole risk of the owner and Landlord assumes no responsibility for any damage to or loss of vehicles.

     33.   [Intentionally Omitted]

     34. Exculpatory Provisions. Landlord covenants and agrees that no partner of Tenant shall have any personal liability for payment of any sums due hereunder, including but not limited to or for observance or performance of any of the covenants and agreements contained in this Lease and that the Landlord will not seek or resort to the personal assets of the partners for payment or performance of any of such, all with the same force and effect as though the Tenant were an amply capitalized corporation with the partners being the shareholders thereof. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that no Landlord nor any of its beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues, and profits arising therefrom, or the proceeds arising from Any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, landlord, American National Bank and Trust Company of Chicago, Illinois, individually or personally, but only as trustee under the provisions of a Trust Agreement dated November 6, 1989, and known as its Trust No. 109810-09 or against any of the beneficiaries under the said trust No. 10981009 or any beneficiaries under any land trust which may become the owner of the Land or Building, on account of this Lease or on account of any representation, warranty, covenant, undertaking, or agreement of Landlord in this Lease contained, either express or implied, all such personal liability.

     35.   Joint Venture Agreement.

     Nothing contained herein shall constitute a waiver of any rights of Tenant under a joint Venture Agreement dated May 15,1989 between Tenant and Tower Parkway Associates.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the date first above written.

                                            LANDLORD:

                                            AMERICAN NATIONAL BANK AND TRUST
                                            COMPANY OF CHICAGO, ILLINOIS, not
                                            personally, but solely as Trustee
                                            aforesaid

                                            By: Van Vlissingen and Co, its duly
                                            authorized agent


ATTEST:

/s/ J. Nann                                 By: /s/ M.D. Mann
---------------------------                     --------------------------------
Assistant Secretary
                                            Its: Vice President

                                            TENANT:

                                            HEWITT ASSOCIATES

                                            By: /s/ C.L. Connolly III
                                                --------------------------------

                                   WORKLETTER

                              THREE OVERLOOK POINT
                          LINCOLNSHIRE CORPORATE CENTER
                             Lincolnshire, Illinois

          This Workletter is executed simultaneously with that certain Amended and Restated Lease (the "Lease"), dated December 1, 1989, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, ILLINOIS, not personally but as Trustee under Trust No. 109810-09 ("Landlord"), and Hewitt Associates ("Tenant") to which this Workletter is attached, wherein the Tenant is leasing, the Premises (the "Premises") in the building known as Three Overlook Point ("Building"), Lincolnshire Corporate Center, Lincolnshire, Illinois. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

     1.   Landlord's Work.

          The Landlord shall do the work ("Landlord's Work") in the Premises consisting of the shell and core of the Building as more particularly described in the plans and specifications prepared by Loebl Schlossman and Hackl dated December 4, 1989 ("Shell and Core") and those alterations improvements, materials finishes installations construction procedures other than Shell and Core "Tenant Improvements" requested by Tenant and approved by Landlord. Tenant has approved the plans and specifications for the Shell and Core prepared by Loebl Schlossman and Hackl dated December 4, 1989.

     2.   Final Plans.

          (a) Tenant shall cause to be prepared the following drawings ("Plans") for the Tenant Improvements.

          (i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, plumbing and telephone layouts)

          (ii) Mechanical drawings (consisting of HVAC, electrical, telephone and plumbing)

          (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details)

          (b) All architectural drawings and finish schedules for Tenant Improvements which shall be included in the cost of the Tenant Improvements) shall be prepared at Tenant sole cost and expense by an architect designated by Landlord whom Tenant shall employ. All mechanical drawings for Tenant Improvements which shall be included in the cost of the Tenant Improvements) shall be prepared at Tenant sale sect and expense by an engineer designated by Landlord, whom Tenant shall employ. At such time as Tenant submits the Plans to Landlord, Landlord will apply for a permit and commence construction of the Tenant Improvements.

          (c) Landlord shall file the Plans same with the governmental agencies having jurisdiction thereof.

     3.   Payment of Costs.

          (a) Subject to the provisions of paragraph 3(b) below, Landlord's Work shall be installed at Tenant's sole cost and expense. Tenant agrees to pay to Landlord the cost of Landlord's Work and all related soft costs for the Building (including general contractor overhead, profit and general conditions, i.e., direct costs for rubbish removal, hoisting, and similar items), plus five percent (5%) of said cost for Landlord's overhead and supervision of Landlord's Work excluding Core and Shell, upon being billed therefor for part or all of such work as the cost thereof is incurred by Landlord. The items to be included in the cost of Landlord's Work and the related soft costs for the Building shall include but not be limited to those types of items set forth in the proposed budget for the Building attached hereto as Rider E and interest incurred on construction and permanent financing of the Building prior to the Commencement Date and all related fees in connection with the construction and permanent financing of the Building. Landlord may render bills with supporting sworn statements and lien waivers to Tenant at the end of each month for the cost of work incurred by Landlord during said month, which bills shall be due and payable no later than the thirtieth (30th) day after delivery of such bills to Tenant. Any such bill not so paid when due shall bear interest at an annual rate from time to time equal to (i) two percent (2%) plus (ii) the corporate base rate charged by the First National Bank of Chicago from time to time from the date of such bill to the date of payment thereof. The amounts set forth in this paragraph 3 shall be payable by Tenant, whether or not the Term shall have commenced. If Tenant shall fail to pay any of such amounts, the same shall be deemed additional rent under the Lease and Landlord may pursue its legal remedies and rights thereunder.

          (b) Landlord shall provide Tenant with a construction allowance ("Construction Allowance") toward Landlord's Work and related soft costs in the sum of Twenty Three Million Three Hundred Thousand and 11/100 $23,300,000.00) Dollars. The Construction Allowance shall be applied first to the cost of the Shell and Core and the soft costs for the Building and the balance, if any, to the remainder of Landlord's Work. In the event the actual cost of the Shell and Core and soft costs for the Building exceed the Construction Allowance, Tenant shall pay said difference in addition to the payment of the cost of Tenant

     Improvements and other amounts to be paid by Tenant as set forth in Paragraph 3 a of this Workletter.

     4. Substantial Completion. Tenant shall be obligated to commence payment of Rent on the Commencement Date set forth in the Lease.

     5. Tenant's Performance of Work. Landlord will permit Tenant and Tenant's employees and agents to enter any portion of the Premises prior to the commencement date of the Term of the Lease so that Tenant may do such other work as Tenant may desire, but only through contractors approved by Landlord; provided, however, that Tenant and its employees, agents, contractors, and suppliers will not interfere with the performance by Landlord or Landlord's contractors of Landlord's Work in the Premises or elsewhere in the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord may terminate such permission upon 24 hours' written notice to Tenant, and thereupon, Tenant and its employees, agents, contractors, and suppliers shall immediately withdraw from the Premises and the Building. Tenant agrees that, in the event of any such entry or occupation of any portion of the Premises by or on behalf of Tenant, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rental, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of Tenant's work or installations made in the Premises, or to any personal property placed therein, the same being at Tenant's sole risk.

                                            LANDLORD:

                                            AMERICAN NATIONAL BANK AND TRUST
                                            COMPANY OF CHICAGO, not personally
                                            but as Trustee aforesaid

                                            By: ________________________________
                                            Title: _____________________________

                                            TENANT:

                                            HEWITT ASSOCIATES


                                            By: ________________________________
                                                   Title: ______________________

                                     RIDER A

                              RULES AND REGULATIONS

     (1) In the event Tenant is not the sole tenant of the Premises, the sidewalks, walks, entries, corridors, concourses, ramps, staircases, escalators, and elevators (other than Tenant's freight elevator) shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors, or licensees of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of Landlord.

     (2) In the event Tenant is not the sole tenant of the Premises, no freight, furniture, or bulky matter of any description will be received into the Building or carried into the elevators (other than Tenant's freight a elevator) except in such a manner, during such hours, and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with , rubber tires, side guards, and such other safeguards as Landlord shall require.

     (3) Tenant, or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time place, leave, or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building.

     (4) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from landlord, Tenant will refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

     (5) Tenant shall not place, or cause or allow to be placed, any sign or lettering whatsoever in the windows of the Premises. Unless Tenant leases an entire floor, Tenant shall not place any sign or lettering in or about the Premises except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and graphics on corridor doors on floors partially leased by Tenant must be approved in writing by Landlord, such approval not to be unreasonably withheld.

     (6) Canvassing, soliciting, or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

     (7) In the event Tenant is not the sole tenant of the Premises, any person in the Building will be subject to identification by employees and agents of Landlord and all persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage.

     (8) Except as otherwise explicitly permitted in its lease, Tenant shall not do any cooking or conduct any restaurant, luncheonette, automat, or cafeteria for the sale of or permit the delivery of any food or beverage intended for resale to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

     (9) Tenant shall not, without Landlord's prior written approval, bring or permit to be brought or kept in or on the premises any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises.

     (10) Except for the hanging of artwork and mill work constituting standard office furnishings, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws (except as herein provided), cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord.

     (11) No additional locks, bolts or other security devices of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of Landlord. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys and access cards shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use. Tenant shall promptly advise Landlord of any lost keys or access cards and of any keys or access cards retained by former employees of Tenant.

     (12) Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     (13) Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

     (14) The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

     (15) No awnings, draperies, shutters, or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the

Premises within the Building may be installed by Tenant except as otherwise provided for therein.

     (16) No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     (17) Tenant shall at all times keep the Premises neat and orderly.

     (18) Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials, or similar devices inside or outside of the Premises or on the Building without Landlord's prior written approval.

     (19) The water and wash closets, drinking fountains, and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     (20) Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord, or its agents and mortgagees, as an additional party insureds.

                                     RIDER B

                             CLEANING SPECIFICATIONS

Landlord agrees to perform the following services:

I.   GENERAL AND EXECUTIVE OFFICES, LOBBY, LOUNGE, PUBLIC AREAS, ETC.

     A. Nightly Schedule (Daily, Monday through Friday except holidays when building is normally in operation.

          1.   Empty, clean and replace waste containers.
          2.   Empty and damp clean ash trays. Wash as required.
          3.   Dust all furniture, including desks, chairs, tables.
          4. Oust all exposed filing cabinets, bookcases, shelves and counter tops.
          5.   Dust all telephones.
          6.   Clean and sanitize drinking fountains.
          7.   Spot clean desk tops.
          8.   Spot clean reception lobby glass, including entrance door.
          9. Client papers on desks, tables, filing cabinets, etc., are not to be disturbed.
          10. Clean and service sand urns. Sand and screens to be furnished by client.
          11. Spot clean and remove hand prints, ink marks and coffee rings from all desks.
          12.  Damp clean blackboards, if required.
          13.  Spot clean interior partitions, if needed.
          14. Remove finger marks and smudges from surfaces such as doors, walls, light switches, etc.
          15. Spot clean interior glass in partitions and doors. Cleaning agent is not to remain on partitions and the like.
          16.  Dust base of all chairs, stands, coat racks, etc.

     B.   Weekly Schedule

          1.   Clean and sanitize telephones.
          2. Low dust all horizontal surfaces to hand height, including sills, ledges, moldings, shelves, picture frames, ducts, radiators.
          3.   Clean entire desk tops.
          4.   Clean and polish bright metal to hand heights.
          5.   Remove dust and cobwebs from ceiling areas and corners.

     C.   Monthly Schedule

          1. High dust above hand height all horizontal surfaces, including shelves, moldings, ledges, pipes, ducts, heating outlets, venetian blinds, etc.
          2.   Wash all wastebaskets if needed.
          3.   Wash desk tops.
          4.   Wash all interior partitions; both sides of glass.
          5.   Wash and sanitize metal partitions.
          6.   Wash chair mats.
          7.   Vacuum diffuser outlets.

     D.   Quarterly Schedule

          1.   Clean and polish furniture including desks, chairs, cabinets.

     E.   Semi-Annual Schedule

          1.   Oil all wood paneling.

II.  WASHROOMS

     A.   Nightly Schedule

          1. Clean, sanitize and polish all vitreous fixtures, including toilet bowls, urinals, and hand basins.
          2.   Clean and sanitize all flush rings, drain and overflow outlets.
          3.   Clean and polish all chrome fittings.
          4.   Clean and sanitize toilet seats.
          5.   Clean and polish all glass and mirrors.
          6.   Empty all containers and disposals; insert liners as required.
          7.   Wash and sanitize exterior of all containers.
          8.   Empty and sanitize interior of sanitary containers.
          9.   Wipe toilet stall partitions. Wash as required.
          10. Remove spots, stains, splashes from wall area adjacent to hand basins and towel holders.
          11. Refill all dispensers to maximum limits -- napkin, soap, tissue, towel, liners, seat holders, cups. Refill with supplies.
          12. Remove finger marks and smudges from surfaces such as doors, walls, light switches, etc.
          13.  Sweep and wet mop all floors with disinfectant.
          14.  Dust and spot clean all chairs, tables and lamps.

     B.   Weekly Schedule

          1.   Spot clean metal partitions and remove all writing.
          2. Low dust all horizontal surfaces to hand height, including sills, moldings, ledges, shelves, frames, ducts, heating outlets.

     C.   Monthly Schedule

          1.   Sanitize metal partitions.
          2. High dust above hand height all horizontal surfaces, including shelves, ledges, moldings, pipes, ducts, heating outlets.
          3.   Machine scrub tile floors.
          4.   Flush floor drains with disinfectant.

     D.   Quarterly Schedule

          1.   Flush soap dispensers.

III. FLOORS - RESILIENT AND HARD

     A.   Nightly Schedule

          1.   Dry dust with treated yarn mop and wet mop where necessary.

     B.   Weekly Schedule

          1. Wet mop and machine spray buff open areas, including kneehole or desks.
          2.   Scrub to remove scuff and heel marks.

     C.   Monthly Schedule

          1. Refinish to maintain adequate protective coating; removing black heel marks.

     D.   Annual Schedule

          1.   Strip, clean, seal and refinish, plus machine polish.
          2.   Clean, refinish and polish baseboards.

IV.  CARPET

     A.   Nightly Schedule

          1.   Vacuum open areas.
          2.   Spot vacuum non-traffic aisles.

     B.   Weekly Schedule

          1.   Thoroughly vacuum all areas.

     C.   As Required

          1.   Inspect for spots and stains. Remove is possible.
          2.   Inspect for rub marks on cove base moldings and remove same.

V.   LUNCHROOM

     A.   Nightly Schedule

          1. Wash and sanitize table tops, damp clean seats and backs of chairs.
          2. Clean, polish and refill napkin holders (napkins supplied by tenant).
          3.   Empty and damp clean ash trays. Wash as required.
          4.   Empty all containers and disposals. Sanitize interior.
          5.   Wash and sanitize exterior of all containers.
          6.   Clean and sanitize drinking fountain. t
          7. Dust mop tile floors, making sure that no paper or dust is a under any table base.
          8.   Clean table bases as needed.
          9.   Damp mop all tile floors with a disinfectant.
          10.  Vacuum carpets.

     B.   Weekly Schedule

          1.   Wash and sanitize pedestals and legs.
          2. Remove fingerprints from doors, frames, light switches, kick and push plates, and handles.
          3. Low dust all horizontal surfaces to hand height, including sills, moldings, ledges, shelves, frames, ducts, and heating outlets.
          4.   Spot clean the outside glass on showcases.
          5.   Wash and sanitize chairs.

     C.   Monthly Schedule

          1. High dust above hand height all horizontal surfaces, including shelves, ledges, moldings, pipes, ducts, heating out lets.

     D.   As Required

          1. Clean all plaques, pictures, etc., as needed, so there are no-finger marks or dust build-up.

VI.  STAIRCASES

     A.   Nightly Schedule

          1.   Dust and/or wash hand rails.
          2. Sweep stairs completely, making sure all corners are clean. Wet mop when necessary.

VII. ELEVATORS

     A.   Nightly Schedule

          1.   Keep wall around signal button clean.
          2.   Dust and rub down elevator doors; inside and outside.
          3. Dust and rub down walls, metal work in elevator cabs; polishing metal surfaces.
          4.   Vacuum all elevator door tracks and keep surfaces clean.
          5.   Properly maintain floors of all elevator cabs.

VIII. TRASH

     A.   Nightly Schedule.

          1.   Remove all waste and transport to designated area.

IX.  GARAGE AREA, ELEVATOR LOBBY

     A.   Nightly Schedule

          1.   Thoroughly vacuum carpet.
          2.   Spot clean partition glass.

     B.   Monthly Schedule

          1.   Thoroughly clean partition glass.

X.   DOCK AREA

     A.   Nightly Schedule

          1.   Police dock wells and floor.

     B.   Weekly Schedule

          1.   Sweep dock wells and floor

XI.  WINDOW CLEANING

     A.   All windows inside and outside shall be cleaned as follows:

          1. Exterior - All outside perimeter and vestibule windows, inside and out, at least three (3) times yearly.

          2. Interior - All interior windows (including lobby glass inside and outside) three (3) times yearly.

                                     RIDER C
                            LEGAL DESCRIPTION OF LAND

LOT 1 IN LINCOLNSHIRE CORPORATE CENTER FIFTEENTH RESUBDIVISION, BEING A RESUBDIVISION OF LOTS 31, 32 AND 33 IN LINCOLNSHIRE CORPORATE CENTER AND LOT 3 IN LINCOLNSHIRE CORPORATE CENTER UNIT 3, IN THE SOUTH EAST 1/4 OF SECTION 22, TOWNSHIP 43 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 8, 1989 AS DOCUMENT 2858680, IN LAKE COUNTY, ILLINOIS.

                                     RIDER D

J OVERLOOK POINT
LINCOLNSHIRE CORPORATE CENTER
INITIAL NET RENTAL / LOAN INTEREST RATE SCHEDULE
NOVEMBER 16, 1389

ASSUMED PROJECT COST LESS LAND                         23,300,000
ASSUMED PROJECT COST INCLUDING LAND                    27,169,541

THE INITIAL NET RENTAL IS DETERMINED BY THE INTEREST RATE OF THE PERMANENT LOAN FINANCING AS SHOWN ON THE SCHEDULE BELOW

         INTEREST             LOAN            INITIAL NET                             DEBT COVERAGE
           RATE             CONSTANT          RENTAL RATE        LOAN/VALUE             NO VACANCY
-----------------------------------------------------------------------------------------------------
             8.500           0.0323           2,796,000            75.00%                1.30
             8.623           0.0934           2,796,000            75.00%                1.28
             8.750           0.0945           2,796,000            75.00%                1.27
             8.875           0.0955           2,796,000            75.00%                1.26
             9.000           0.0966           2,796,000            75.00%                1.24
             9.125           0.0977           2,796,000            75.00%                1.23
             9.250           0.0988           2,796,000            75.00%                1.21
             9.375           0.0999           2,796,000            75.00%                1.20
             9.500           0.1010           2,823,960            74.26%                1.20
             9.625           0.1020           2,851,920            73.53%                1.20
             9.750           0.1031           2,882,676            78.74%                1.20
             9.875           0.1043           2,916,228            71.91%                1.20
            10.000           0.1054           2,946,984            71.16%                1.20
            10.125           0.1065           2,977,740            70.42%                1.20
            10.250           0.1076           3,000,456            68.70%                1.20
            10.375           0.1087           3,039,252            69.00%                1.20
            10.500           0.1098           3,070,008            68.31%                1.20
            10.625           0.1109           3,100,764            67.63%                1.20
            10.750           0.1121           3,134,316            66.90%                1.20
            10.875           0.1132           3,165,072            66.25%                1.20
            11.000           0.1143           3,195,838            65.62%                1.20
            11.125           0.1155           3,229,380            64.94%                1.20
            11.250           0.1166           3,260,136            64.32%                1.20
            11.375           0.1177           3,290,892            63.78%                1.20
            11.500           0.1189           3,324,444            63.08%                1.20

ALL RENT IS ASSUMED TO COMMENCE ON ALL SPACE WITH SIXTY (60) DAYS OF COMPLETION OF THE SHELL & CORE OR UPON OCCUPANCY, WHICHEVER IS SOONER, BUT NOT LATER THAN A DATE TO BE DETERMINED

MAXIMUM ACCEPTABLE LOAN TO VALUE IS 75%

MINIMUM ACCEPTABLE DEBT COVERAGE RATIO IS 1.20 WITHOUT VACANCY OR RESERVES

                                     RIDER E

OVERLOOK ASSOCIATES
PRO FORMA BUDGET ANALYSIS RENTABLE AREA*                         290,143  PCT FIVE YR LEASES                   0%
3 OVERLOOK POINT                         CONST. LOAN RATE          10.25% PCT TEN YR LEASES                    0%
LINCOLNSHIRE CORP CENTER                 CONSTRUCTION TIME MOS.       15  PCT TWENTY YR LEASES               100%
NOVEMBER 23, 1989                        PAYOUT FACTOR              0.50  PCT LEASES W/COOP BRK                0%
100% OF BUILDING LEASED                  ARCHITECTS FEE  PCT        4.25% NET EFFECTIVE RENTAL             $9.94 - (Assumes interest
BY HEWITT                                TENANT ALLOWANCE          $0.00  SITE SIZE                      595,314    rate of 9.75%)
$23,300,000 ALLOWANCE                    LAND COST/FT.             $6.50  GROSS AREA                     297.657

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      $ PER SQ. Ft.
LAND COST                                      3,869,541  @  $5.5 SQ. FT. OR AS ESCALATED                  13.34
OFF-SITE EXPENSE                                       0  NOT APPLICABLE                                    0.00
CONSTRUCTION COST                             16,443,075  @ ESTIMATE 56.67 PER SQ. FT. NET RENTABLE A      56.67
ARCHITECTS FEE                                   763,649  @ 4.25% CONSTRUCTION COST                         2.63
TENANT IMPROVEMENTS                                    0  @ NO TENANT IMPROVEMENT ALLOWANCE                 0.00
SPACE PLANNING FEE                                     0  INCLUDED IN TENANT FINISH                         0.00
PERMITS                                           72,000  ALLOWANCE                                         0.29
LANDSCAPING                                      400,000  @ $400,000                                        1.38
PARKING STRUCTURE                              1,525,132  @ PER CURRENT ESTIMATE                            5.26
RENDERINGS                                         2,000  ALLOWANCE - NO MODELS                             0.01
EXCESS FACILITIES CHARGE                          10,000  PAID TO COMMONWEALTH EDISON                       0.03
SIGNAGE ALLOWANCE                                 10,000  DIRECTIONAL SIGNAGE ALLOWANCE                     0.03
BLINDS AND CARRIERS                               45,000  ALLOWANCE                                         0.15
INTERIM INT ON BLDG.                           1,352,455  PRIME -1/4PER ABOVE ASSUMPTIONS **                4.66
INTERIM INT ON LAND                                    0  LAND IS OVERLOOK ASSOCIATES EQUITY                0.00
R.E. TAXES DURING CONSTR.                         21,249  @ 3,000 / ACRE / YEAR                             0.18
UTILITIES DURING CONST.                                0  INCLUDED IN CONSTRUCTION                          0.00
MORTAGE/JV ACQUISITION FEE                       407,750  @ 1 3/4POINTS                                     1.41
INTERIM CONST. LOAN FEE                           58,250  @1/4POINT                                         0.20
HEDGE COST                                        46,600  @ 20 BASIS POINTS                                 0.16
MORTAGE APPRAISAL FEE                             12,500  IF NECESSARY                                      0.04
TITLE/RECORDING/LEGAL                             75,000  ALLOWANCE                                         0.25
R.E. COMMISSIONS                                 828,976  @ 25% DISCOUNT - 10 YR COMMISSION                 2.65
SOIL TESTS                                             0  INCLUDED IN MISC. PROFESSIONAL FEES               0.00
SURVEY                                             6,000  ALTA SURVEY                                       0.02
BUILDERS RISK                                          0  INCLUDED IN CONSTRUCTION                          0.00
ADVERTISING                                            0  NOT APPLICABLE                                    0.00
CONTINGENCIES RESERVE                            303,135  @ $1.04 SQ. FT.                                   1.04
OPERATING RESERVE                                      0  NOT APPLICABLE ***                                0.00
DEVELOPMENT FEE                                  386,954  @ 10% OF LAND VALUE                               1.33
LENDER'S INSPECTION FEE                           17,500  LENDERS ARCHITECT                                 0.65
CONNECTION FEES                                  435,215  @ $1.50 SQ. FT. PAID TO VILLAGE                   1.30
MISC PROFESSIONAL FEES                            30,000  ENGINEERING, INSPECTION, ETC.                     0.10
SECURITY SYSTEM                                  17,5000  ALLOWANCE - CARD ACCESS                           0.05
CARRY                                                  0  NOT APPLICABLE                                    0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PROJECT COST                           $27,169,541                                                   93.64
CONSTRUCTION LOAN AMOUNT                      23,300,000                                                   80.31
LAND ENTITY AMOUNT                             3,869,541                                                   13.34
COST/RENTABLE FOOT                                $93.54
COST/GROSS FOOT                                   $91.28

                              THREE OVERLOOK POINT

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the 28th day of September, 2001, between LA SALLE BANK NATIONAL ASSOCIATION, not personally but as Successor Trustee to American National Bank And Trust Company Of Chicago, under Trust Agreement dated November 6, 1989 and known as Trust No. 109810-09 ("Landlord") and HEWITT ASSOCIATES LLC ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant are parties to a certain Amended and Restated Lease dated December 1, 1989 under which Lease Landlord demised to Tenant the entire premises ("Premises") of the building commonly known as Three Overlook Point, Lincolnshire Corporate Center, Illinois ("Building"); and

     WHEREAS, the parties hereto desire to extend the term of the Lease and to amend the Lease in certain other respects.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:

     1. Extended Term. The tern of the Lease is hereby extended to February 28, 2017 on the same terms and conditions as set forth in the Lease, except as modified herein and unless sooner terminated pursuant to the terns of the Lease.

     2. Rent. As of May l, 2006 (the "Extended Term Commencement Date"), the Base Rent payable under the Lease for the entire Premises shall be as follows:

                                       Annual                        Monthly
      Period                          Base Rent                    Installment
      ------                          ---------                    -----------

05/01/06 - 04/30/07                 $4,076,509.15                  $339,709.10
05/01/07 - 04/30/08                 $4,157,749.19                  $346,479.10
05/01/08 - 04/30/09                 $4,241,890.66                  $353,490.89
05/01/09 - 04/30/10                 $4,326,032.13                  $360,502.68
05/01/10 - 04/30/11                 $4,413,075.03                  $367,756.25
05/01/11 - 04/30/12                 $4,500,117.93                  $375,009.83
05/01/12 - 04/30/13                 $4,590,062.26                  $382,505.19
05/01/13 - 04/30/14                 $4,682,908.02                  $390,242.34
05/01/14 - 04/30/15                 $4,775,753.78                  $397,979.48
05/01/15 - 04/30/16                 $4,871,500.97                  $405,958.41
05/01/16 - 02/28/17                 $4,141,791.33                  $414,179.13

     3. Construction Management Fee. Under Section 6 of the Lease, Landlord is entitled to a fee for construction management services of five percent (5%) of the costs of all alterations, improvements, or additions to the Premises. Effective immediately, the fee for construction management services shall only be assessed for work that under applicable law would require a building permit or construction permit.

     4. Expenses. Section 2.(a)(iii)(A) of the Lease is amended to provide that Expenses will include all costs and expenses directly related to the Building and Land for Operating and cleaning tenant, common and public areas, for utilities, for the payment of salaries and fringe benefits for personnel below the grade of building manager (expressly excluding salaries and fringe benefits for the Building's managing agent's administrative personnel), for removing snow, ice, and debris, and costs of property damage for Shell and Core and Tenant Improvements, and liability, rent loss and other insurance. Effective January 1, 2005, Section 2.(a)(iii)(G) of the Lease is amended to provide that Expenses will include a management fee for the managing agent of the Building of three percent (3%) of Landlord's gross receipts from operation of the Building.

     5. Real Estate Brokers. This Amendment is part of a larger transaction in which Tenant extended and amended existing leases in the properties commonly known as One Overlook Point, Two Overlook Point and Three Overlook Point, Lincolnshire Corporate Center, Lincolnshire, Illinois. Van Vlissingen and Co., a firm affiliated with Landlord, and U.S. Equities Realty, LLC acted as brokers and advisors in the larger transaction. The only commissions due Van Vlissingen and Co. and U.S. Equities Realty, LLC are those set forth in that certain First Amendment to Lease of even date herewith between LaSalle Bank National Association, not personally but as Successor Trustee to American National Bank and Trust Company of Chicago under Trust Agreement dated July 14, 1995 and known as Trust No. 120607-03 and Tenant for the premises currently known as Two Overlook Point, Lincolnshire Corporate Center, Lincolnshire, Illinois (the "Two Overlook Amendment"). Tenant represents that it has dealt only with Van Vlissingen and Co. and U.S. Equities Realty, LLC as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment and from any claim by U.S. Equities Realty, LLC for a commission greater or payable at different times than provided in the Two Overlook Amendment.

     6. Lease in Full Force and Effect. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

     7. Estoppel. Tenant hereby acknowledges that as of the date hereof, Tenant has no known claims arising under the Lease against Landlord or its agents, or any one or more of the foregoing, and that Tenant knows of no default or failure on the part of Landlord to keep or perform any covenant, condition or undertaking to be kept or performed by Landlord under the Lease. Tenant hereby releases Landlord from any known liability arising under the Lease prior to the date hereof

     8. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that neither Landlord nor LaSalle Bank National Association, as Trustee aforesaid, shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, LaSalle Bank National Association, as Trustee aforesaid, or any beneficiaries under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                   LANDLORD:

                                   LA SALLE BANK NATIONAL ASSOCIATION, not
                                   personally, but as Trustee aforesaid, by its beneficiary

                                     OVERLOOK ASSOCIATES, by its general
                                     partners

                                       HEWITT HOLDINGS LLC

                                       By:  /s/ C.L. Connolly III
                                            -----------------------------------
                                            Its: Authorized Representative
                                                 ------------------------------



                                       TOWER PARKWAY ASSOCIATES, L.L.C.

                                       By: L.L.L. Partnership, a duly authorized
                                       member

                                       By: /s/ Charles R. Lande
                                           ------------------------------------
                                                 Partner

                                   TENANT:

                                   HEWITT ASSOCIATES LLC

                                   By: /s/ C.L. Connolly III
                                       ----------------------------------------
                                       Its: Authorized Representative
                                       ----------------------------------------